Exhibit 99.1

STOCKERYALE TO ANNOUNCE FIRST QUARTER

FINANCIAL RESULTS ON APRIL 17, 2006

Company Exhibits Improved Revenues and Bookings in First Quarter 2006

Salem, NH, April 5, 2006 — StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonics-based products today announced that it will release first quarter financial results on April 17, 2006.

The Company has indicated that revenues for the first quarter of fiscal 2006 will range from $4.3 to $4.4 million, representing a 7% to 10% comparable increase over the first quarter of 2005. Sequentially, revenues grew between 5% and 7% over the fourth quarter 2005. All 2005 and 2006 numbers have been adjusted for the previously announced discontinued operations. The growth in revenues was primarily a result of stronger OEM sales of the Company’s laser products into the machine vision and defense markets, as well as growth of specialty optical fiber for industrial, defense and telecom equipment applications. The Company expects this trend to continue due to strong order bookings in the first quarter of 2006.

“On January 7, 2006 the Company announced that it was narrowing its focus to its highest margin products which offer the best long term growth potential, namely lasers, chip-on-board LEDs and specialty fiber,” said Mark W. Blodgett, President and Chief Executive Officer. “The Company is already beginning to see the positive impact of these actions and expects the first quarter to exhibit improved margins and significant financial improvement over the comparable quarter in 2005,” added Blodgett. “Because lasers and specialty fiber represent the Company’s highest margin products, further improvement in the Company’s financial performance is expected.”

On March 31, 2006, the Company filed its Annual Report on Form 10-KSB for fiscal 2005 with the Securities and Exchange Commission. Included in the audit report dated March 17, 2006 of the Company’s independent registered public accounting firm, Vitale, Caturano & Company, Ltd., contained within the Company’s Annual Report on Form 10-KSB for fiscal 2005 is an explanatory paragraph relating to the Company’s fiscal 2005 consolidated financial statements and the Company’s ability to continue as a going concern. The Company’s Annual Reports on Form 10-KSB for fiscal 2004 and Form 10-K for fiscal 2003 and fiscal 2002 each included a similar qualification relating to the Company’s financial statements for the Company’s fiscal years ended December 31, 2004, 2003 and 2002, respectively. This disclosure is made in compliance with Nasdaq Rule 4350(b) and does not reflect any change or amendment to the Company’s Annual Report on Form 10-KSB for fiscal 2005 filed on March 31, 2006.

About StockerYale

StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of structured light lasers, LED modules, and specialty optical fibers for industry-leading OEMs. In addition, the Company manufactures fluorescent lighting products and phase masks. The Company serves a wide range of markets including the machine vision, industrial inspection, defense, telecommunication, sensors, and medical markets. StockerYale has offices and subsidiaries in the U.S., Canada, and Europe.

For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com or contact StockerYale, Inc., at 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011, Fax 603-893-5604, Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including without limitation, those with respect to StockerYale’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: uncertainty that cash balances may not be sufficient to allow StockerYale to meet all of its business goals; uncertainty that StockerYale’s new products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. Forward-looking statements represent management’s current expectations and are inherently uncertain. You should also refer to the discussion under “Factors Affecting Operating Results” in StockerYale’s quarterly report on Form 10-QSB for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

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